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                                                                   Exhibit 14(b)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   We consent to the incorporation by reference in the registration statement of Medallion Financial Corp. on Form N-14 with respect only to the summary consolidated financial information of Freshstart Venture Capital Corp. for the years dated May 31, 1995 through May 31, 1999. We also consent to the references to our firm under the caption "Experts", with respect to the summary financial information of Freshstart Venture Capital Corp.

/s/ Michael C. Finkelstein
Certified Public Accountant
August 11, 2000

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